                                                                    EXHIBIT 10


               LAW OFFICES
    BALLARD SPAHR ANDREWS & INGERSOLL                        BALTIMORE, MD
     1735 MARKET STREET, 51ST FLOOR                           CAMDEN, NJ
   PHILADELPHIA, PENNSYLVANIA 19103-7599                      DENVER, CO
         TELEPHONE: 215-665-8500                          SALT LAKE CITY, UT
             FAX: 215-864-8999                               WASHINGTON, DC


         LAWYERS@BALLARDSPAHR.COM




                                                              October 15, 1997



AIM International Funds, Inc.
11 Greenway Plaza, Suite 100
Houston, TX  77046

                  Re:      Securities Act File No. 33-44611
                           Investment Company Act File No. 811-6463

Gentlemen:

                  We have acted as counsel to AIM International Funds, Inc. (the "Company"), a corporation organized under the laws of the State of Maryland and registered with the Securities and Exchange Commission under the Investment Company Act of 1940 ("1940 Act") as an open-end series management investment company.

                  This opinion is given in connection with the filing by the Company of Post- Effective Amendment No. 13 to its Registration Statement on Form N-1A ("Registration Statement") under the Securities Act of 1933 and Amendment No. 15 under the 1940 Act relating to the registration of an indefinite number of Class A, Class B and Class C shares of common stock, par value $.001 per share, of two new separate portfolios of the Company, the AIM Asian Growth Fund and the AIM European Development Fund (the "Shares").

                  In connection with our giving this opinion, we have examined a copy of the Charter of the Company, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary or advisable for purposes of this opinion. We have also examined the prospectuses included in the Registration Statement substantially in the form in which they are to become effective (the "Prospectuses"). As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Company.

AIM International Funds, Inc.
October 15, 1997
Page 2


                  Based on the foregoing, we are of the opinion that the Shares to be offered for sale pursuant to the Prospectuses are, to the extent of the number of Shares authorized to be issued by the Company in its Charter, duly authorized and, when sold, issued and paid for as described in the Prospectuses, will have been legally issued, fully paid and non-assessable.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "General Information - Legal Counsel" in the Prospectuses and "Miscellaneous Information - Legal Matters" in the Statement of Additional Information included in the Registration Statement.

                                            Very truly yours,



                                        /S/ Ballard Spahr Andrews & Ingersoll